UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

LIQTECH INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LIQTECH INTERNATIONAL, INC.

Industriparken 22C

DK2750 Ballerup, Denmark

April 21, 2025

To our Stockholders:

The Annual Meeting of the Stockholders (the “Meeting”) of LiqTech International, Inc. (the “Company”) will be held at 3:00 p.m., local time on Thursday, June 5, 2025, and at any adjournment or adjournments thereof, at the corporate headquarters of the Company at Industriparken 22C, DK2750 Ballerup, Denmark. Details of the business to be conducted at the Meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully.

We are pleased to inform you that instead of a paper or electronic copy of our proxy materials, most of our stockholders will be mailed a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) on or about April 21, 2025. The Notice of Internet Availability contains instructions on how to access proxy materials and how to submit your proxy over the Internet. The Notice of Internet Availability also contains instructions on how to request a paper copy of our proxy materials, if desired. All stockholders who do not receive a Notice of Internet Availability, or who have not consented to receive their proxy materials electronically by email, will be mailed a paper copy of the proxy materials. Furnishing proxy materials over the Internet allows us to provide our stockholders with the information they need in a timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

On behalf of our Board of Directors, I cordially invite all stockholders to attend the Meeting. It is important that your shares be voted on the matters scheduled to come before the Meeting. Whether or not you plan to attend the Meeting, I urge you to vote your shares. We encourage you to vote your proxy by mailing in your enclosed proxy card in the enclosed postage-paid envelope or vote online or over the telephone according to the instructions in the proxy card. If you attend the Meeting, you may revoke such proxy and vote in person if you wish. Even if you do not attend the Meeting, you may revoke such proxy at any time prior to the Meeting by executing another proxy bearing a later date or providing written notice of such revocation to the Chief Executive Officer of the Company.

Sincerely,
/s/ Fei Chen
Fei Chen
Chief Executive Officer, Principal Executive Officer and Director

Important Notice Regarding the Availability of Proxy Materials for the annual meeting of stockholders to be held on June 5, 2025: In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, we are now providing access to our proxy materials, including the Proxy Statement, our Annual Report for the fiscal year ended December 31, 2024 and a form of proxy relating to the Meeting, over the internet. All stockholders of record and beneficial owners will have the ability to access the proxy materials at www.proxyvote.com. These proxy materials are available free of charge.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF LIQTECH INTERNATIONAL, INC.

TO BE HELD ON June 5, 2025

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of LiqTech International, Inc., a Nevada corporation (the “Company”), will be held at 3:00 p.m., local time on Thursday, June 5, 2025, and at any adjournment or adjournments thereof, at the corporate headquarters of the Company at Industriparken 22C, DK2750 Ballerup, Denmark for the following purposes:

1.	To elect a slate of nominees consisting of current directors Alexander Buehler, Fei Chen, Peyton Boswell, Richard Meeusen, and Martin Kunz to serve as directors of the Company;
2.	To ratify the appointment of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2025;
3.	To approve an amendment to the Company’s 2022 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,500,000 shares of common stock; and
4.	To consider and vote upon such other matter(s) as may properly come before the Meeting or any adjournment(s) thereof.

The Company’s Board of Directors recommends that you vote in favor of proposals 1, 2 and 3.

Stockholders of record as of the Record Date (April 8, 2025) are entitled to notice of, and to vote at, this Meeting or any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE YOUR SHARES SO THAT A QUORUM WILL BE PRESENT AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED. IT IS IMPORTANT AND IN YOUR INTEREST FOR YOU TO VOTE. WE ENCOURAGE YOU TO VOTE YOUR PROXY BY MAILING IN YOUR ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE, OR VOTE ONLINE OR OVER THE TELEPHONE ACCORDING TO THE INSTRUCTIONS IN THE PROXY CARD.

THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

Date: April 21, 2025	BY ORDER OF THE BOARD OF
DIRECTORS
/s/ Fei Chen
Fei Chen
Chief Executive Officer, Principal Executive Officer and Director

PROXY STATEMENT

LIQTECH INTERNATIONAL, INC.

Industriparken 22C

DK2750 Ballerup, Denmark

This Proxy Statement and the accompanying proxy card are being furnished with respect to the solicitation of proxies by the Board of Directors (the “Board”) of LiqTech International, Inc., a Nevada corporation (the “Company” or “LiqTech”), for the Annual Meeting of the Stockholders (the “Meeting”) to be held at 3:00 p.m. local time on Thursday, June 5, 2025, and at any adjournment or adjournments thereof, at the corporate headquarters of the Company at Industriparken 22C, DK2750 Ballerup, Denmark.

For the Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended (the “Annual Report”), to our stockholders primarily via the internet. On or about April 21, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Meeting and how to request printed copies of the proxy materials.

These proxy materials are available free of charge on the internet at www.proxyvote.com. Stockholders are invited to attend the Meeting to vote on the proposals described in this Proxy Statement. However, stockholders do not need to attend the Meeting to vote. Instead, stockholders may simply complete, sign and return the proxy card in the enclosed postage-paid envelope or vote online or over the telephone according to the instructions in the proxy card.

We will bear the expense of solicitation of proxies for the Meeting, including the printing and mailing of this Proxy Statement. We may request persons, and reimburse them for their expenses with respect thereto, who hold stock in their name or custody or in the names of nominees for others to forward copies of such materials to those persons for whom they hold Common Stock (as defined below) and to request authority for the execution of the proxies. In addition, some of our officers, directors and employees, without additional compensation, may solicit proxies on behalf of the Board personally or by mail, telephone or facsimile.

VOTING SECURITIES, VOTING AND PROXIES

Record Date

Only stockholders of record of the Company’s common stock, $0.001 par value (the “Common Stock”), as of the close of business on April 8, 2025 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment or adjournments thereof.

Voting Stock

As of the Record Date, there were 9,606,024 shares of Common Stock outstanding. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on the matters to be voted at the Meeting. No other class of voting securities was then outstanding.

Quorum

The presence at the Meeting of the persons entitled to vote a majority of the issued and outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to a proposal, or you are present in person at the Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker Non-Votes

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner, does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Proposals 1 and 3 are considered non-routine matters, and a broker or other nominee holder cannot vote without instructions on non-routine matters. Consequently, we expect broker non-votes with respect to Proposals 1 and 3. Proposal 2 is considered a routine matter, and a broker or other nominee holder is permitted to vote on routine matters without instructions.

Voting

The election of directors is by plurality vote. Withholding authority to vote your shares with respect to one or more director nominees and broker non-votes will have no effect on the outcome of Proposal 1. Proposal 2 requires the approval of a majority of votes cast in person or by proxy at the meeting. Abstentions will have no effect on the outcome of Proposal 2. Proposal 3 requires the approval of a majority of votes cast in person or by proxy at the meeting. Abstentions and broker non-votes will have no effect on the outcome of Proposal 3.

If you are the beneficial owner, but not the registered holder of our shares of Common Stock, you cannot directly vote those shares at the Meeting. You must provide voting instructions to your nominee holder, such as your brokerage firm or bank, by following the specific directions provided to you by your nominee holder.

If you wish to vote in person at the Meeting but you are not the record holder, you must obtain from your record holder a “legal proxy” issued in your name and bring it to the Meeting. At the Meeting, ballots will be distributed with respect to the proposals to each stockholder (or the stockholder’s proxy if not the management proxy holders) who is present and did not deliver a proxy to the management proxy holders or another person. The ballots shall then be tallied, one vote for each share owned of record as follows:

●

the votes on the election of directors being either “FOR ALL”, “WITHHOLD ALL” or “FOR ALL EXCEPT” (where stockholders may withhold such vote by writing the names of such nominee(s) in a space provided on the ballot); and

●	the votes on Proposal 2 and Proposal 3 being either “FOR,” “AGAINST” or “ABSTAIN”.

Proxies

The form of proxy solicited by the Board affords you the ability to specify a choice among approval of, disapproval of, or abstention with respect to, the matters to be acted upon at the Meeting. Shares represented by the proxy will be voted, and where the solicited stockholder indicates a choice with respect to the matter to be acted upon, the shares will be voted as specified. If no choice is given, a properly executed proxy will be voted in favor of the proposals.

Revocability of Proxies

Even if you execute a proxy, you retain the right to revoke it and change your vote by notifying us at any time before your proxy is voted. Such revocation may be affected by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Chief Executive Officer (the “CEO”) of the Company at the address of the corporate headquarters of the Company set forth above in the Notice to this Proxy Statement or your attendance and voting at the Meeting. Unless so revoked, the shares represented by the proxies, if received in time, will be voted in accordance with the directions given therein.

You are requested, regardless of the number of shares you own or your intention to attend the Meeting, to sign the proxy and return it promptly in the enclosed envelope or vote online or over the telephone according to the instructions in the proxy card.

Interests of Officers and Directors in Matters to Be Acted Upon

Other than as disclosed elsewhere in this Proxy Statement, no person who has been a director or executive officer of the Company at any time since the beginning of our fiscal year and no associate of any of the foregoing persons has any substantial interest, direct or indirect, in any matter to be acted upon.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is comprised of five (5) directors. Directors are elected annually at each annual meeting to serve until the next annual meeting and their successors are duly elected and qualified, subject to their earlier death, resignation, or removal.

The Board has recommended for election current directors Alexander Buehler, Fei Chen, Peyton Boswell, Richard Meeusen, and Martin Kunz (each, a “Nominee” and collectively, the “Nominees”). Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Nominees. In the event that any Nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute Nominee as the Board may propose. Each of the Nominees has agreed to serve if elected, and we have no reason to believe that they will be unable to serve.

The Nominees, their ages and current positions with the Company are as follows:

Name	Age	Title(s)
Alexander Buehler	49	Chairman of the Board
Fei Chen	61	Chief Executive Officer and Director
Peyton Boswell	54	Director
Rich Meeusen	70	Director
Martin Kunz	60	Director

A brief biography of each Nominee is set forth below:

Alexander Buehler. Mr. Buehler has served as a Director since August 11, 2017 and as Chairman of the Board of Directors since June 23, 2023. Mr. Buehler currently serves as the Chairman of the Governance and Nominating Committee. He has served since May 2023 as the President & Chief Executive Officer of Integrated Water Services, Inc., a PE-backed company focused on the design-build of water and wastewater treatment systems along with the provision of MBR (membrane bioreactor) products and technologies. Beforehand, he served as the Company’s Interim CEO from March 17, 2022, to September 12, 2022, before which he served as President and CEO of the Brock Group from February 2021 to December 2021, a leading industrial services provider to multiple industries. Prior thereto, Mr. Buehler served as the EVP of Global Resources for Intertek, the President and CEO of Energy Maintenance Services, and the CFO of Energy Recovery, before which he held several executive positions at Insituform Technologies, most recently as the VP Europe. Mr. Buehler also serves on the Board of Energy Recovery, and he has previously served on the Board of Viscount Systems. He received a B.S. in Civil Engineering from the United States Military Academy at West Point and an MBA in Finance from the Wharton School at the University of Pennsylvania.

Fei Chen. Ms. Chen has served as a Director and Chief Executive Officer since September 12, 2022. Ms. Chen most recently served as Senior Vice President, Global Commercials of Topsoe A/S (“Topsoe”), a world leader in catalysts and chemical processes for clean energy, with revenue of DKK 6.225 billion (approx. US$850 million) in 2021. Prior to serving as Senior Vice President of Topsoe, Ms. Chen served as its Vice President of Chemical Technology Business and Sales (2017-2020) and Vice President of Global Research and Development (2014-2017). Additionally, Ms. Chen has served as a Board Member of Liquid Wind AB (Sweden) since 2021 and a Board Member of Jiangsu JiTRI-Topsoe Clean Energy Research and Development Co. Ltd. (China) since 2018. From 2013 to 2018, Ms. Chen also served as a Board Member of Brunata International A/S (Denmark). Presently, Ms. Chen serves on the Board of Arcadia eFuels Vordingborg ApS. Ms. Chen earned her Ph.D. in Polymer Materials from the Technical University of Denmark (DTU) and holds a Master of Biochemical Engineering degree and a Bachelor of Chemical Engineering from Zhejiang University in China. She also attended the IMD Business School where she received certificates in Business Financing and Advanced High-Performance Leadership. She also graduated from the Stanford Executive Program at the Stanford Graduate School of Business.

Peyton Boswell. Mr. Boswell has served as a Director since August 11, 2017 and currently serves as the Chairman of the Compensation Committee. Mr. Boswell has served as the Managing Director of Woodfield Renewables since January 2022 and previously served until January 2022 as the Chief Executive Officer of EnterSolar, LLC, a provider of commercial solar photovoltaic solutions that he co-founded in 2010. Prior to entering the solar industry, Mr. Boswell was a finance and investment banking professional for 15 years with J.P. Morgan and Bank of America. Mr. Boswell is a Chartered Financial Analyst (CFA) and has earned a BA from Cornell University and holds an MBA from Columbia Business School.

Richard Meeusen. Mr. Meeusen has served as a Director since August 26, 2020 and currently serves as the Chairman of the Audit Committee. Mr. Meeusen most recently served as President, Chief Executive Officer and Chairman of Badger Meter, Inc., a publicly traded international manufacturer and seller of flow measurement equipment, primarily to the water industry. Mr. Meeusen retired as Chief Executive Officer on December 31, 2018 after serving 17 years as the company’s Chief Executive Officer and, before that, 7 years as its Chief Financial Officer. Prior to Badger Meter, Mr. Meeusen was Chief Financial Officer of Zenith Sintered Products and, before that, worked for Arthur Andersen & Co as a Senior Manager. In addition to his board service at LiqTech, Mr. Meeusen previously served for 16 years as a director of Menasha Corporation, a $2 billion privately-held packaging and display equipment company and for 8 years on the board of Serigraph Corporation. Mr. Meeusen founded The Water Council in 2007, a 180-member company industry trade group where he still serves as a director. Mr. Meeusen earned an MBA degree from the Kellogg School of Management at Northwestern University.

Martin Kunz. Mr. Kunz has served as a Director since June 23, 2023. Mr. Kunz has served since March 2022 as the President and CEO of Concentric AB, a publicly traded globally operating company listed on the Swedish Stock Exchange that specializes in innovative solutions in flow control and fluid power. Prior to serving as President and CEO of Concentric AB, Mr. Kunz served between 2015 and 2021 in several Senior Commercial and General Management roles at Xylem Inc., (NYSE:XYL), a global leader in water technologies, and prior to Xylem as Vice President Supply Management Valves & Controls at Pentair PLC (NYSE:PNR), a global manufacturer of water and fluid solutions, valves and controls, equipment protection and thermal management products. Mr. Kunz holds a degree in Industrial Engineering from the University of Kaiserslautern, Germany.

Director Expertise

The following is a brief description of the specific experience and qualifications, attributes or skills of each director that led to the conclusion that such person should serve as a director of the Company.

Mr. Buehler’s experience in leadership, corporate governance, and strategic planning as well as new product development, mergers & acquisitions, operations management, manufacturing process optimization, sales management, and back-office administration provides the Board with valuable perspective across all corporate functions and relevant industries. Mr. Buehler has substantial experience in the global water, energy, infrastructure, and manufacturing industries.

Ms. Chen’s substantial leadership experience with an emphasis on expansion and commercial scaling, new product development, M&A, innovation management, and strategy planning and implementation. Ms. Chen’s industry knowledge of water treatment, chemical, and clean energy operations, make her a valuable member of the Board.

Mr. Boswell’s experience in establishing and growing a successful renewable energy business and prior experience in investment banking provides the Board with a unique perspective on corporate finance and strategic growth matters.

Mr. Meeusen’s prior experience in finance, operations, marketing and sales along with his leadership experience as a director of a publicly traded company, and his long executive management responsibility in the water industry and in developing technology growth businesses distinguish him as an integral part of the Company’s Board. Mr. Meeusen has been determined by our Board to be an Audit Committee Financial Expert.

Mr. Kunz’s experience in general management of global businesses, his functional expertise in sales, marketing, operations and supply chain management, combined with his industry expertise in water and fluid management adds valuable perspectives to the board about profitable growth, strategic marketing, and business development.

Involvement in Certain Legal Proceedings

During the past ten (10) years, none of the Nominees have been involved in any legal proceeding that is material to the evaluation of their ability or integrity relating to any of the items set forth under Item 401(f) of Regulation S-K. None of the Nominees are a party adverse to the Company or any of its subsidiaries in any material proceeding or has a material interest adverse to the Company or any of its subsidiaries.

Family Relationships

None of the Nominees or the Company’s executive officers are related by blood, marriage or adoption.

Vote Required for Approval

The election of directors requires the approval of a plurality of the votes present in person or represented by proxy and entitled to vote at the Meeting. Proposal 1 is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares, your shares will not be counted as votes cast and will have no effect on the outcome of Proposal 1.

THE BOARD RECOMMENDS THAT YOU VOTE

“FOR”

THE ELECTION OF EACH OF THE NOMINEES AS DIRECTOR IN PROPOSAL 1

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has appointed Sadler, Gibb & Associates, L.L.C. (“Sadler”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2025. Although ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, the Board is submitting the appointment of Sadler to our stockholders for ratification because we value the views of our stockholders. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Company does not expect a representative of Sadler to be present at the Meeting.

Audit Fees, Audit-Related Fees, Tax Fees & All Other Fees

Audit fees are the aggregate fees billed or expected to be billed by our independent auditors for the audit of our annual consolidated financial statements for the years ended December 31, 2024 and 2023 and for the review of our quarterly financial statements. During 2024 and 2023, audit fees were $185,000 and $173,500, respectively. Our auditors did not provide any tax compliance, planning services or audit-related services for the Company. Our auditors did not provide any other services than those described above.

Audit Committee Pre-approval

The policy of the Audit Committee is to pre-approve all audit and non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated pre-approval authority to certain committee members when expedition of services is necessary. The independent accountants and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval delegation and the fees for the services performed to date. The Audit Committee approved all of the services described above in advance during the fiscal year ended December 31, 2024.

We are asking our stockholders to ratify the selection of Sadler as our independent registered public accountants.

Audit Committee Report

The Audit Committee is responsible for overseeing our overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2024, the Audit Committee:

●	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management;

●

discussed with Sadler, Gibb & Associates, L.L.C., our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and

●

received the written disclosures and the letter from Sadler, Gibb & Associates, L.L.C. required by applicable requirements of the PCAOB regarding Sadler, Gibb & Associates, L.L.C.’s communications with the Audit Committee concerning independence and has discussed with Sadler, Gibb & Associates, L.L.C. its independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

This Report is submitted by the Audit Committee.

Richard Meeusen (Chair)

Peyton Boswell

Martin Kunz

Vote Required for Approval

Proposal 2 shall be approved if the majority of votes cast in person or by proxy are in favor of such action. Since Proposal 2 is considered a routine matter, we do not expect broker non-votes. Abstentions will not be treated as votes cast and will have no impact on Proposal 2.

THE BOARD RECOMMENDS THAT YOU VOTE

“FOR”

PROPOSAL 2.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE LIQTECH INTERNATIONAL, INC. 2022 EQUITY INCENTIVE PLAN

Background

The Company currently maintains the LiqTech International, Inc. 2022 Incentive Plan (the “Plan”), which was approved by a majority of stockholders on November 17, 2022. On April 4, 2025, the Board approved, subject to stockholder approval, an amendment to the Plan to increase the number of shares reserved pursuant to the Plan from 1,000,000 (after giving effect to the Reverse Stock Split, as defined below) to 2,500,000 shares of Common Stock (the “Proposed Amendment”), the full text of which is set forth as Annex A to this Proxy Statement. The Board believes that the increase in the number of shares of Common Stock available for issuance under the Plan is necessary in order to continue to offer stock-based compensation programs that will ensure that a sufficient amount of awards under the Plan are available for issuance in the future to allow the Company to carry out the purposes of the Plan, including attracting and retaining employees who are critical to the growth and success of the Company.

The Board approved the Plan to enhance the Company’s ability to attract and retain qualified officers, nonemployee directors, employees, consultants, and advisors, and to motivate those individuals to serve the Company and to improve the business results and earnings of the Company, by providing to such individuals an opportunity to acquire or increase a direct proprietary interest in the operations and future of the Company. The Plan also allows the Company to promote greater ownership in the Company by our service providers to align their interests more closely with the interests of the Company’s stockholders. The Plan also enables the Company to grant incentive stock options (“ISOs”) under the Plan that are designed to qualify for special tax treatment under Internal Revenue Code (the “Code”) Section 422. All shares available for issuance under the Plan may be granted as ISOs.

As of December 31, 2024, the Plan had 383,924 shares remaining available for future issuance, with a total of 331,863 RSUs (as defined below) outstanding.

Corporate Governance Aspects of Plan

The Plan has been designed to include a number of provisions that promote sound corporate governance practices by reinforcing the alignment between incentive compensation arrangements for eligible plan participants and our stockholders’ interests. These provisions include, but are not limited to, the following:

●	Clawback. Plan awards are subject to clawback under any applicable Company clawback policy and all applicable laws requiring the clawback of compensation.

●	Forfeiture upon Cause Termination. All Plan awards held by a participant may be forfeited upon the participant’s termination for “cause” (as defined in the Plan).

●

No Discounted Stock Options or Stock Appreciation Rights (“SARs”). Stock options and SARs generally may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

●	No Repricing without Stockholder Approval. The Plan specifically prohibits the repricing of options or SARs without stockholder approval.

●	Limitation on Terms of Stock Options and SARs. The maximum term of each stock option and SAR is 10 years.

●	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

●	No Evergreen Provision. The Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance will be automatically replenished.

●	No Automatic Grants. The Plan does not provide for automatic grants to any participant.

●	No Tax Gross-Ups. The Plan does not provide for any tax gross-ups.

●	No Single-Trigger Acceleration. The Plan does not provide for automatic vesting upon a “change in control” (as defined in the Plan).

●	Dividends. We do not pay dividends or dividend equivalents on stock options, SARs, or unearned performance awards under the Plan.

●

Multiple Award Types. The Plan permits the issuance of non-qualified stock options, ISOs, SARs, restricted stock units (“RSUs”), restricted shares, and other types of equity grants, subject to the share limits of the Plan, as further described under “Types of Awards” below. This breadth of award types will enable the Compensation Committee to tailor awards in light of the accounting, tax, and other standards applicable at the time of grant. Historically, these standards have changed over time.

●	Independent Oversight. The Plan is administered by a committee of independent Board members.

Summary of Plan

The principal features of the Plan are summarized below. The following summary of the Plan does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by reference to the complete text of the Plan, which is set forth as Annex A to our Proxy Statement dated October 3, 2022.

Eligibility

Awards may be granted under the Plan to officers, employees, nonemployee directors, consultants, and advisors of the Company and its affiliates. ISOs may be granted only to employees of the Company or its subsidiaries. As of the Record Date, approximately 10 individuals would have been eligible to receive awards under the Plan (based on the flexible definition of eligible participant in the Plan), including 2 executive officers, approximately 4 employees or consultants and 4 nonemployee directors. However, the Company historically has granted awards under its equity compensation plans to a total of approximately 10 employees, consultants and directors, in the aggregate, in any given fiscal year.

Administration

The Plan may be administered by the Board or any committee or other person or persons designated by the Board to administer the Plan. The Board has delegated to the Compensation Committee the authority to administer the Plan. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms and conditions of such awards.

Number of Authorized Shares

The number of shares of Common Stock authorized for issuance under the Plan is currently 1,000,000 shares (after giving effect to the Reverse Stock Split). If the Proposed Amendment is approved by the stockholders, the number of shares authorized for issuance will increase to 2,500,000 shares, which represents approximately 16.8% of our issued and outstanding Common Stock on a fully diluted basis outstanding as of the Record Date. All shares available for issuance under the Plan may be granted as ISOs. The shares of Common Stock issuable under the Plan consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise.

If any award is cancelled, terminates, expires, or lapses for any reason prior to the issuance of shares or if shares are issued under the Plan and thereafter are repurchased by, forfeited to, or surrendered to the Company at no more than cost, the shares subject to such awards and the repurchased, forfeited, or surrendered shares will not count against the aggregate number of shares of Common Stock available for grant under the Plan. In addition, the following items will not count against the aggregate number of shares of Common Stock available for grant under the Plan: (1) the payment in cash of dividends or dividend equivalents under any outstanding award, (2) any award that is settled in cash rather than by issuance of shares of Common Stock, or (3) awards granted in assumption of or in substitution for awards previously granted by an acquired company. However, if shares issuable under an award are withheld by or surrendered to the Company in payment of the option price, purchase price, or taxes due in connection with the award, the withheld or surrendered shares will count against the aggregate number of shares of Common Stock available for grant under the Plan.

Adjustments

Changes in Common Stock. If (i) the number of outstanding shares of Common Stock is increased or decreased or the shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in the shares effected without receipt of consideration by the Company occurring after the effective date of the Plan or (ii) there occurs any spin-off, split-up, extraordinary cash dividend, or other distribution of assets by the Company, then (A) the number and kinds of shares for which grants of Plan awards may be made, (B) the number and kinds of shares for which outstanding awards may be exercised or settled, and (C) the performance goals relating to outstanding awards will be equitably adjusted by the Company. In addition, in the event of any such increase or decrease in the number of outstanding shares or other transaction described in clause (ii) above, the purchase prices of outstanding options and SARs will be equitably adjusted. On May 26, 2023, the Company effected a reverse stock split of the Company’s authorized, issued and outstanding shares of Common Stock at a ratio of 1-for-8 (the “Reverse Stock Split”). Pursuant to the Reverse Stock Split, the number of shares authorized for issuance under the Plan was equitably adjusted to 1,000,000 shares of Common Stock, and the outstanding awards and corresponding purchase prices were also proportionately adjusted.

Effect of a Change in Control. In the event of a change in control (as defined in the Plan), the Compensation Committee may, but shall not be obligated to: (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of any award; (ii) cancel awards and cause to be paid to the holders of such awards the value thereof, if any, as determined by the Compensation Committee; (iii) provide for the issuance of substitute awards or the assumption or replacement of such awards; (iv) provide written notice to grantees that for a period of at least ten days prior to the change in control, such awards shall be exercisable, to the extent applicable, and upon the occurrence of the change in control, any awards not so exercised shall terminate and be of no further force and effect; or (v) otherwise treat such awards in the manner set forth in the agreement pursuant to which the change in control is consummated.

Types of Awards

The Plan permits the granting of any or all of the following types of awards:

Stock Options. Stock options entitle the holder to purchase a specified number of shares of Common Stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Compensation Committee may grant either ISOs, which must comply with Code Section 422, or non-qualified stock options. The Compensation Committee sets exercise prices of stock options, except that options must be granted with an exercise price not less than 100% of the fair market value of our Common Stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). At the time of grant, the Compensation Committee also determines the other terms and conditions of stock options, including the quantity, vesting periods, term (which cannot exceed 10 years), and other conditions on exercise.

Stock Appreciation Rights. The Compensation Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option, and the grant price of a freestanding SAR is determined by the Compensation Committee in accordance with the procedures described above for stock options. Exercise of a SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed 10 years, and the term of a tandem SAR cannot exceed the term of the related stock option.

Restricted Shares, RSUs, and Other Stock-Based Awards. The Compensation Committee may grant restricted shares, which are shares of Common Stock subject to specified restrictions, and RSUs, which represent the right to receive shares of Common Stock in the future. These awards may be made subject to repurchase, forfeiture, or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Compensation Committee. RSUs may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. The Compensation Committee may also grant other types of equity or equity-based awards subject to the terms and conditions of the Plan and any other terms and conditions determined by the Compensation Committee.

Performance Awards. The Compensation Committee may grant performance awards, which entitle participants to receive a payment from the Company, the amount of which is based on the attainment of performance goals established by the Compensation Committee over a specified award period. Performance awards may be denominated in shares of Common Stock or in cash and may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee.

Clawback

All awards granted under the Plan will be subject to all applicable laws regarding the recovery of erroneously awarded compensation, any implementing rules and regulations under such laws, any policies adopted by the Company to implement such requirements (including but not limited to the Company’s Nasdaq Rule 5608 Executive Officer Compensation Clawback Policy), and any other compensation recovery policies as may be adopted from time to time by the Company.

Section 162(m)

Under Code Section 162(m), we may be prohibited from deducting compensation paid to certain of our executive officers in excess of $1 million per person in any year.

Transferability

Awards under the Plan are not transferable other than by will or the laws of descent and distribution, except that in certain instances where approved by the Compensation Committee, transfers may be made to or for the benefit of designated family members of the participant for no value.

Term, Termination, and Amendment of the Plan

Unless earlier terminated by the Board, the Plan will terminate on, and no further awards may be granted after, the tenth anniversary of the effective date of the Plan. The Board may amend, suspend, or terminate the Plan at any time, except that, if required by applicable law, regulation, or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension, or termination of the Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

New Plan Benefits

If the Proposed Amendment is approved by our stockholders, there will be 2,500,000 shares available under the Plan for awards to officers, employees, nonemployee directors, consultants, and advisors. The benefits to be received by grantees in the normal course under the Plan cannot be determined at this time because grants under the Plan are made at the discretion of the Compensation Committee.

Equity Compensation Plan Table

The following table presents information on the Company’s equity compensation plans as of December 31, 2024. All outstanding awards relate to our Common Stock.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (c)
Equity compensation plans approved by security holders	357,903	0	383,924	(1)
Equity compensation plans not approved by security holders	-	-	-
Total	357,903	0	383,924	(1)

(1)

On November 17, 2022, The Company’s Board of Directors adopted an Equity Incentive Plan (the “2022 Plan”). The 2022 Plan authorizes future awards of up to 1,000,000 shares of Common Stock. On December 31, 2024, there were 383,924 shares of Common Stock available for future issuance under the 2022 Plan.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the Plan generally applicable to the Company and to participants in the Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local, or foreign tax laws.

Non-qualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a non-qualified stock option with an exercise price at least equal to the fair market value of Common Stock on the date of grant and no additional deferral feature. Upon the exercise of a non-qualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have a short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an ISO. If a participant exercises an ISO during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time). If a participant sells or otherwise disposes of the shares acquired upon exercise of an ISO after the later of (1) one year from the date the participant exercised the option or (2) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an ISO before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as a short-term or long-term capital gain, as the case may be.

With respect to both non-qualified stock options and ISOs, special rules apply if a participant uses shares of Common Stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of Common Stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Shares, RSUs, and Performance Awards. A participant generally will not have taxable income upon the grant of restricted shares, RSUs, or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted shares only, a participant may instead elect to be taxed at the time of grant.

Other Stock-Based Awards. The U.S. federal income tax consequences of other stock-based awards will depend upon the specific terms and conditions of each award.

Tax Consequences to the Company. In the foregoing cases, we may be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code (specifically, Code Section 162(m)).

Code Section 409A. We intend that awards granted under the Plan will comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of Common Stock or otherwise settle an award under the Plan until all tax withholding obligations are satisfied.

Interest of Certain Persons In Matters to Be Acted Upon

Our directors and officers are eligible to receive awards under the Plan. Directors and executive officers may benefit from the payment of equity-based awards under the Plan.

Vote Required

Proposal 3 shall be approved if the majority of votes cast in person or by proxy are in favor of such action. Proposal 3 is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares, your shares will not be counted as votes cast and will have no effect on the outcome of Proposal 3. Abstentions will not be treated as votes cast and will have no impact on Proposal 3.

THE BOARD RECOMMENDS THAT YOU VOTE

“FOR”

THE AMENDMENT TO THE LIQTECH INTERNATIONAL, INC. 2022 EQUITY INCENTIVE PLAN

CORPORATE GOVERNANCE

Committees of our Board of Directors

Committee Composition

The Board has an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. The following table sets forth the current membership of each of these committees:

Audit Committee	Compensation Committee	Governance & Nominating Committee
Richard Meeusen*	Peyton Boswell*	Alexander Buehler*
Peyton Boswell	Richard Meeusen	Richard Meeusen
Martin Kunz	Alexander Buehler	Peyton Boswell
	Martin Kunz	Martin Kunz

* Chairman of the committee

Audit Committee

Our Audit Committee consists of Richard Meeusen (Chair), Peyton Boswell and Martin Kunz, each of whom is an independent director as defined in the NASDAQ and SEC rules. Based upon past employment experience in finance and other business experience requiring accounting knowledge and financial sophistication, our Board has determined that Mr. Meeusen is an “Audit Committee Financial Expert” as defined in Item 407(d)(5) of Regulation S-K and applicable Nasdaq rules, and that each member of our Audit Committee is able to read and understand fundamental financial statements. We have implemented a written charter for our Audit Committee, available at www.liqtech.com, that provides that our Audit Committee is responsible for:

●	appointing, compensating, retaining, overseeing and terminating our independent auditors and pre-approving all audit and non-audit services permitted to be performed by the independent auditors;

●	discussing with management and the independent auditors our annual audited financial statements, our internal control over financial reporting, and related matters;

●	reviewing and approving any related party transactions;

●	meeting separately, periodically, with management, the internal auditors and the independent auditors;

●	annually reviewing and reassessing the adequacy of our Audit Committee charter;

●	such other matters that are specifically delegated to our Audit Committee by our Board of Directors from time to time; and

●	reporting regularly to the Board of Directors.

During the fiscal year ended December 31, 2024, the Audit Committee met four times.

Compensation Committee

Our Compensation Committee consists of Peyton Boswell (Chair), Richard Meeusen, Alexander Buehler and Martin Kunz, each of whom is an independent director as defined in the NASDAQ rules, a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act. We have implemented a written charter for our Compensation Committee, available at www.liqtech.com, which provides that our Compensation Committee is responsible for:

●	reviewing and making recommendations to the Board regarding our compensation policies and forms of compensation provided to our directors and officers;

●	reviewing and making recommendations to the Board regarding bonuses for our officers and other employees;

●	reviewing and making recommendations to the Board regarding stock-based compensation for our directors and officers;

●	annually reviewing and reassessing the adequacy of the Compensation Committee Charter;

●	administering any equity incentive plans in accordance with the terms thereof; and

●	such other matters that are specifically delegated to the Compensation Committee by the Board from time to time.

The Compensation Committee has the principal responsibility for the compensation plans of the Company, particularly as applied to the compensation of executive officers and directors. The Compensation Committee Charter sets forth the authority and responsibilities of the Compensation Committee for the performance evaluation and compensation of the Company’s CEO, executive officers and directors, and significant compensation arrangements, plans, policies and programs of the Company. The Compensation Committee has authority to retain such outside counsel, experts and other advisors as it determines to be necessary to carry out its responsibilities, including the authority to approve an external advisor’s fees and other retention terms on behalf of the Company. Pursuant to the Compensation Committee Charter, the Company shall provide appropriate funding to the Compensation Committee, as determined by the Compensation Committee in its capacity as a Committee of the Board, for payment of compensation to any outside advisors engaged by the Compensation Committee.

The Compensation Committee annually reviews and approves the corporate goals and objectives relevant to CEO compensation and evaluates the CEO’s performance in light of such goals and objectives. Based on this evaluation, the Compensation Committee makes and annually reviews decisions regarding: (i) salary paid to the CEO; (ii) the grant of all cash-based bonuses and equity compensation to the CEO; (iii) the entering into, amendment or extension of any employment contract or similar arrangement with the CEO; (iv) any CEO severance or change in control arrangement; and (v) any other CEO compensation matters as from time to time may be directed by the Board. In determining the long-term incentive component(s) of the CEO’s compensation, the Compensation Committee considers the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at companies that the Compensation Committee determines comparable based on factors it selects and the incentive awards given to the Company’s CEO in prior years.

The Compensation Committee also meets with the CEO within ninety (90) days after the commencement of each fiscal year to discuss the compensation programs to be in effect for the Company’s executive officers for such fiscal year and to review and approve the corporate goals and objectives relevant to those programs. In light of these goals and objectives, the Compensation Committee makes and annually reviews decisions regarding: (i) salary paid to the executive officers; (ii) the grant of cash-based bonuses and equity compensation provided to the executive officers; (iii) performance targets for executive officers; (iv) the entering into or amendment or extension of any employment contract or similar arrangement with the executive officers; (v) executive officers’ severance or change in control arrangements; and (vi) any other executive officer compensation matters as from time to time may be directed by the Board. In determining the long-term incentive component(s) of the executive officer’s compensation, the Compensation Committee considers the Company’s performance and relative stockholder return, the value of similar incentive awards to executive officers at companies that the Compensation Committee determines comparable based on factors it selects and the incentive awards given to the Company’s executive officers in prior years.

During the fiscal year ended December 31, 2024, the Compensation Committee met three times.

Governance and Nominating Committee

Our Governance and Nominating Committee consists of Alexander Buehler (Chair), Peyton Boswell, Richard Meeusen and Martin Kunz, each of whom is an independent director as defined under the NASDAQ rules. We have implemented corporate governance guidelines as well as a written charter for our Governance and Nominating Committee, available at www.liqtech.com, which provides that our Governance and Nominating Committee is responsible for:

●	overseeing the process by which individuals may be nominated to our Board of Directors;

●	identifying potential directors and making recommendations as to the size, functions and composition of our Board of Directors and its committees;

●	considering nominees proposed by our stockholders;

●	establishing and periodically assessing the criteria for the selection of potential directors;

●	making recommendations to the Board of Directors on new candidates for Board membership; and

●	overseeing corporate governance matters.

In making nominations, the Governance and Nominating Committee intends to submit candidates who have high personal and professional integrity, who have demonstrated exceptional ability and judgment and who are effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. In evaluating nominees, the Governance and Nominating Committee intends to take into consideration attributes such as leadership, independence, interpersonal skills, financial acumen, business experiences and industry knowledge.

One of the primary responsibilities of the Governance and Nominating Committee is to make appropriate recommendations to the Board for the appointment or re-appointment of directors. The Company seeks to have directors who, in addition to relevant technical, commercial and securities expertise, meet the highest standards of personal integrity, judgment and critical thinking, and demonstrate an ability to work in an open environment with other directors to further the interests of the Company and its stockholders. In recommending appointments to the Board, the Governance and Nominating Committee is mindful of the overall balance of the skills, knowledge and experience of Board members against the current and future requirements of the Company and of the benefits of diversity. The Company recognizes the importance of diversity at all levels of the Company as well as on the Board and considers overall Board balance and diversity when appointing new directors. Board appointments are, in the final analysis, based on merit.

The Company employs multiple strategies in identifying director nominees, including the obtaining of recommendations from security holders, from current directors, and from the Company’s corporate advisors. The Company also utilizes professional recruitment firms, as may be required, in seeking qualified director nominees. The qualifications of director nominees are evaluated by the Governance and Nominating Committee to determine if the director nominees have the requisite technical and commercial expertise to maintain a proper balance of skills required by the Board. The Nominating and Corporate Governance Committee does not have a formal policy with respect to the consideration of director candidates recommended by stockholders, however, there are no differences in the evaluation of director nominees recommended by security holders. Director nominees are interviewed in depth by the Governance and Nominating Committee and the Board to further qualify the director nominees and evaluate the personal integrity and character of the candidate.

During the fiscal year ended December 31, 2024, the Governance and Nominating Committee met two times.

Director Independence

The Board has determined that, Messrs. Buehler, Boswell, Meeusen and Kunz are independent as that term is defined in the listing standards of The Nasdaq Capital Market. Pursuant to the Nasdaq Rules, Mr. Buehler was not independent while serving as the Interim Chief Executive Officer, but such service on an interim basis did not disqualify him from being considered independent following such service, as the interim service did not last longer than one year. In addition, the compensation Mr. Buehler received for his CEO transition services after the termination of his service as Interim Chief Executive Officer was less than $120,000. In making its determinations, our Board has concluded that none of our independent directors have an employment, business, family or other relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. We expect that our independent directors will meet in executive session (without the participation of executive officers or other non-independent directors) at least two times each year, and Mr. Buehler presides over such meetings of independent directors.

Board Leadership Structure and Risk Oversight

The Board does not have a policy as to whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined. Each year, the Governance and Nominating Committee assesses these roles and the board leadership structure to ensure the interests of the Company, and its stockholders are best served. Currently, the independent non-executive Chairman position is held by Alexander Buehler, and the Chief Executive Officer is Fei Chen.

The Committees of the Board, each comprised entirely of independent directors, play an active role in risk management and oversight for the Company. The Audit Committee assists the Board with respect to risk assessment and risk management related to financial reporting and other matters that could affect the Company’s financial statements. The Governance and Nominating Committee is charged with assisting the Board in corporate governance matters, conflicts of interest, the Company’s Code of Conduct and Ethics and other risk mitigation activities. The Compensation Committee is charged with assisting the Board in reviewing the Company’s overall compensation policies and practices for all employees as they relate to the Company’s risk.

Board Meetings

The Board held fourteen meetings during the fiscal year ended December 31, 2024. Each incumbent director attended greater than seventy-five percent (75%) of the aggregate of the total number of meetings of the Board (held during the period for which each director has been a director) and the total number of meetings held by all committees of the Board on which each director served (during the period for which each director has been a director).

The Board encourages all of its members to attend its Board meetings.

Attendance at Annual Meeting

One of our directors attended our 2024 Annual Meeting of the Stockholders. We do not have a policy regarding our directors’ attendance at our annual meeting of stockholders.

Code of Ethics

The Board adopted a Code of Conduct and Ethics, as amended and restated, with the purpose of assuring that all employees and officers of the Company and its subsidiaries understand and adhere to high ethical standards of conduct. The Code of Conduct and Ethics emphasizes employees’ obligations of civic responsibility, loyalty to the Company, compliance with applicable laws, non-disclosure of trade secrets, and abstinence from improper political payments and activity. A copy of the Code of Conduct and Ethics is available on the Company website at https://liqtech.com/media/rbbfrxbe/liqt-code-of-conduct-and-ethics.pdf. We intend to make any disclosures regarding amendments to, or waivers from, the Code of Conduct and Ethics required under Form 8-K by posting such information on our website.

Insider Trading Policies and Procedures

The Company’s Code of Conduct and Ethics, as amended and restated, provides guidelines with respect to transactions in our securities by insiders and the handling of material nonpublic information relating to (1) purchasing, selling, or otherwise engaging in transactions in our securities, or (2) providing material non-public information to other persons who may trade on the basis of that information.

Policy Against Hedging of Stock

The Company does not have a policy on hedging if our Common Stock by its employees (including officers) and directors.

Clawback Policy

The Company has adopted a clawback policy in compliance with applicable rules and regulations of the Securities and Exchange Commission and Nasdaq listing requirements (the “Clawback Policy”). The Clawback Policy provides that, in the event of an “Accounting Restatement” (as defined in the Clawback Policy), the Company shall reasonably promptly recover any incentive-based compensation received by any “Executive Officer” (i.e. any Section 16 officer who served during the performance period applicable to the Accounting Restatement), subject to limited exceptions to the extent permitted by Nasdaq listing standards. Incentive compensation subject to recoupment under the Clawback Policy generally includes the excess of the amount of incentive-based compensation received by any Executive Officer during the three completed fiscal years immediately preceding the “Accounting Restatement Date” (as defined in the Clawback Policy) over the amount of incentive-based compensation that would have been received by the Executive Officer had such compensation been determined based on restated amounts in the Accounting Restatement.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires a company’s officers and directors, and persons who own more than ten percent (10%) of a registered class of a company’s equity securities, to file reports of ownership and changes in ownership with the SEC.

To our knowledge, based solely on a review of the copies of such reports furnished to us, we believe that the filing requirements applicable to our directors, executive officers, and persons who own more than 10% of our Common Stock were complied with during 2024, except for the following filings:

●	Alexander Buehler filed a late Form 4 on January 8, 2024 for a transaction dated January 3, 2024.

●	Richard Meeusen filed a late Form 4 on January 8, 2024 for a transaction dated January 3, 2024.

●	Peyton Boswell filed a late Form 4 on January 8, 2024 for a transaction dated January 3, 2024.

●	Fei Chen filed a late Form 4 on January 10, 2024 for a transaction dated January 3, 2024.

●	Martin Kunz filed a late Form 4 on January 10, 2024 for a transaction dated January 3, 2024.

●	Simon Seidelin Stadil filed a late Form 4 on January 10, 2024 for a transaction dated January 3, 2024.

●	Simon Seidelin Stadil filed a late Form 4 on March 11, 2024 for a transaction dated January 3, 2024

●	Phillip Massie Price filed a late Form 4 on May 21, 2024 for a transaction dated May 6, 2024.

EXECUTIVE OFFICERS

General

Certain information concerning our executive officers as of the date of this Proxy Statement is set forth below. Each officer of the Company shall be elected by the Board, may be classified by the Board as an executive officer or a non-executive officer (or as a non-officer) at any time, and shall serve at the pleasure of the Board. None of our executive officers or directors are related by blood, marriage or adoption.

Name	Age	Titles
Fei Chen	61	Director, Chief Executive Officer (Principal Executive Officer)
Phillip Massie Price	33	Interim Chief Financial Officer (Principal Financial and Accounting Officer)
David Kowalczyk	47	Chief Financial and Operating Officer

A brief biography of the executive officer who is not also a Nominee is set forth below:

Phillip Massie Price. Mr. Price has served as Interim Chief Financial Officer of LiqTech International, Inc since April 1, 2024. Mr. Price has been with the Company since January 2022, initially serving as the Head of Finance. Prior to joining the Company, he held the position of Chief Accountant and Administration Manager at Vektus A/S starting from April 2021. Vektus A/S is a consultancy firm specializing in the sale and support of Dynamics NAV/Dynamics 365 Business Central, Microsoft’s business management solution. Prior to his time with Vektus A/S, from June 2020, Mr. Price was the Business Controller at K.W. Bruun Import A/S, one of the largest car importers in the Nordic region. Prior to K.W. Bruun, from 2013, Mr. Price was an auditor at inforevision, an accounting and consultancy firm. Mr. Price holds a Bsc. in Economics and Business Administration and a Msc. in Business Economics and Auditing from Copenhagen Business School.

David Nørby Foss Kowalczyk. Mr. Kowalczyk, was on January 27, 2025, appointed by the Board as Chief Financial Officer and Chief Operating Officer of the Company, effective March 1, 2025. Mr. Kowalczyk has served as an Equity Analyst at Nordea Securities (2000-2003) and an Auditor and Consultant at PricewaterhouseCoopers (2003-2007). Additionally, Mr. Kowalczyk served as Group Financial Planning Manager (2007-2009), Enzyme Business Finance Manager (2009-2011), Head of Biopharma Financial Planning and Analysis (2011-2013), Finance Senior Manager of Supply Operations Europe Middle East & Africa and HQ (2013) and Business Finance Director of Business Operations (2013-2016) of Novozymes, a global company that develops and provides biosolutions for various industries. He also served as Vice President and Member of Group Management at Flügger (2016-2018), Chief Financial Officer at Globus Wine (2018-2020), and as the Vice President of Business Finance and Systems at Hempel (2020-2024). Mr. Kowalczyk holds a Bachelor of Science in Economics and Business Administration, a Master of Science in Accounting and Auditing, and a Master of Science in Finance and Investments from Copenhagen Business School.

Involvement in Certain Legal Proceedings

During the past ten (10) years, none of our executive officers have been involved in any legal proceeding that is material to the evaluation of their ability or integrity relating to any of the items set forth under Item 401(f) of Regulation S-K. None of our executive officers are a party adverse to the Company or any of its subsidiaries in any material proceeding or has a material interest adverse to the Company or any of its subsidiaries.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended December 31, 2024 and 2023 earned by or paid to our Chief Executive Officers and our Chief Financial Officer.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	Other ($) (5)	Total
Fei Chen, President &	2024	$405,335	$123,356	$374,449				$37,747	$940,888
Chief Executive Officer (2)	2023	$397,806	$142,762	$363,248				$36,995	$940,811

Simon Stadil, Chief Financial Officer (3)	2024	$73,578	$-	$134,801				$6,661	$215,040
	2023	$294,218	$123,317	$130,769				$26,636	$574,940

Phillip Massie Price, Interim Chief Financial Officer (4)	2024	$130,613	$71,111	$36,666				$10,449	$248,839

(1)

Total salaries for Ms. Chen and Mr. Stadil for 2023 are reported on an as-converted basis from Danish Krone (DKK) to U.S. dollars ($) based on the average currency exchange rate of $1.00 = DKK 6.89. Total salaries for Ms. Chen and Messrs. Stadil and Price for 2024 are reported on an as-converted basis from Danish Krone (DKK) to U.S. dollars ($) based on the average currency exchange rate of $1.00 = DKK 6.89. We do not make any representation that the Danish Krone amounts could have been, or could be, converted into U.S. dollars at such rate on December 31, 2023 or December 31, 2024, or at any other rate.

(2)

Ms. Chen became our President & Chief Executive Officer in September 2022. Pursuant to her employment agreement, Ms. Chen is entitled to an annual base salary of approximately $377,471 based on the average currency exchange rate of $1.00 = DKK 6.89 in 2024.

(3)

Mr. Stadil served as the Company’s Chief Financial Officer from November 2021 through March 31, 2024. Pursuant to his employment agreement, Mr. Stadil was entitled to an annual base salary of approximately $266,449 based on the currency exchange rate of $1.00 = DKK 6.89, as average of the year 2024. Total income for the year ended December 31, 2024 reflects 3 months’ employment before his resignation from the Company, effective April 10, 2024.

(4)

Mr. Price became our Interim Chief Financial Officer in April 2024. Pursuant to the interim agreement, Mr. Price was entitled to an annual base salary of approximately $174,150 based on the average currency exchange rate of $1.00 = DKK 6.89 in 2024.

(5)

Pursuant to Ms. Chen’s employment agreement, Ms. Chen received $37,747 and $36,995 of contribution from the Company to her individual retirement account in 2024 and 2023. Pursuant to Mr. Stadil’s employment agreement, Mr. Stadil received $6,661 and $26,636 of contributions from the Company to his retirement account in 2024 and 2023. Pursuant to Mr. Price’s employment agreement, Mr. Price received $10,449 of contribution from the Company to his retirement account in 2024.

Employment Arrangements

During the year ended December 31, 2024, we had employment agreements with Ms. Chen, Mr. Stadil and Mr. Price. A description of each agreement is set forth below.

Chen Agreement

Effective September 12, 2022, the Company’s Board of Directors appointed Ms. Fei Chen to serve as President and Chief Executive Officer of the Company and as a Director of the Company pursuant to an Executive Services Agreement, dated July 26, 2022, by and between Ms. Chen and LiqTech Holding (the “Chen Agreement”). The Chen Agreement provided, as of December 31, 2024, for an annual base salary set at DKK 2,601,000 (or approximately $377,471 based on the average currency exchange rate of $1 = DKK 6.89 in 2024), a taxable car allowance of DKK 192,000 (or approximately $27,855 based on the average currency exchange rate of $1 = DKK 6.8928 in 2023), and an annual cash bonus of up to 150% of her annual salary if certain performance targets are met, as determined annually by the Company’s Compensation Committee. Ms. Chen is entitled to an annual equity grant in an amount of up to 100% of her base salary payable in restricted stock units vesting over a three-year period based on continued employment. The Chen Agreement also provides that Ms. Chen received on her employment start date a grant of restricted stock equal to $350,000, which vests in three equal annual installments over the next three years so long as Ms. Chen remains employed by the Company. Ms. Chen is entitled to six weeks of vacation, home internet service, a company car or comparable taxable allowance, a Company mobile phone, a Company laptop and reimbursement of Company-related travel expenses. The Company may terminate the Chen Agreement upon not less than twelve months prior notice, and Ms. Chen may terminate the Chen Agreement with six months’ prior notice.

Stadil Agreement

On November 23, 2021, Mr. Simon Stadil was appointed to serve as Chief Financial Officer of the Company. Pursuant to the terms of his executive services contract (the “Stadil Executive Agreement”), in consideration for his services, Mr. Stadil received a base salary of DKK 1,835,991 (or approximately $266,364 based on the average currency exchange rate of $1 = DKK 6.8928 in 2024), a taxable car allowance set at DKK 192,000 (or approximately $27,855 based on the average currency exchange rate of $1 = DKK 6.8928 in 2024), and was eligible for a discretionary annual performance bonus of up to 75% of base salary if certain performance targets were met. Mr. Stadil was entitled to an annual equity grant of up to 50% of his base salary payable in restricted stock units vesting over a three-year period based on continued employment. Mr. Stadil was entitled to six weeks of vacation, home internet service, a Company car or comparable taxable allowance, a mobile phone, laptop and reimbursement of travel expenses. The Stadil Executive Agreement was terminated on March 31, 2024.

Price Agreement

On January 28, 2022, the Company (through its wholly owned Danish subsidiary) and Mr. Price entered into an Employment Contract, effective January 3, 2022. In connection with Mr. Price’s appointment as Interim Chief Financial Officer, the Company and Mr. Price entered into an addendum to his Employment Contract (the “Addendum”) which provides that for so long as Mr. Price serves as Interim Chief Financial Officer, he shall be paid a salary of 100,000 DKK (or approximately $14,514 based on the average currency exchange rate of $1 = DKK 6.89 in 2024) per month and will be eligible to receive an annual bonus of up to 300,000 DKK (or approximately $43,541 based on the average currency exchange rate of $1 = DKK 6.89 in 2024). In 2024, Mr. Price received a grant of restricted stock units with a market value of $36,666 that vest over a three-year period based on continued employment. On January 30, 2025 Mr. Price and the Company mutually agreed that Mr. Price will step down as Interim CFO effective March 1, 2025. Mr. Price will continue to serve as the Company’s principal financial officer until April 30, 2025, after which he will depart from the Company.

Outstanding Equity Awards at Last Fiscal Year End

The following table sets forth all outstanding equity awards held by our named executive officers as of December 31, 2024.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Exercisable (#)	Number of Securities Underlying Unexercised Unexercisable (#)	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Fei Chen, CEO	-	-	-	$-	-	213,444	$733,281	-	-
Phillip Massie Price, Interim CFO	-	-	-	$-	-	13,748	$36,666	-	-

Timing of Equity Awards

During 2024, equity awards to employees generally were granted on regularly scheduled predetermined dates. As part of the Company’s annual performance and compensation review process, the Compensation Committee approves restricted stock unit awards to its named executive officers annually in the beginning of January.

The Company does not grant equity awards in anticipation of the release of material, nonpublic information or time the release of material, nonpublic information based on equity award grant dates, vesting events, or sale events.

No off-cycle stock option awards were granted to named executive officers in 2024. During 2024, the Company did not grant equity awards to its named executive officers during the four business days prior to or the one business day following the filing of its periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. The Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation for purposes of grants to its named executive officers in 2024.

Compensation of Directors

For 2024, the Chairman of the Board was entitled to an annual fee of $63,000; each non-executive director was entitled to $31,500 for services on the Board of Directors; the Audit Committee Chairman was paid an additional annual fee of $11,000 per year; and the Compensation Committee Chairman was paid an additional annual fee of $6,500. The Chairman of the Board also receives an automatic annual stock grant in the amount of $73,500 in January each year, vesting over one year. Each qualifying non-executive director receives an automatic annual stock grant in January each year in the amount of $36,750, vesting over one year. The Company has not entered into any agreements with the Directors of any special compensation in relation to retirement, resignation, change of control or other kinds of events that might lead to the Director leaving the Board of LiqTech International, Inc.

The following table provides information regarding compensation that was earned or paid to the individuals who served as non-employee directors during the year ended December 31, 2024.

Name	Fees earned or paid in cash (1)($)	Stock Awards (2)($)	Option awards	Non-equity incentive plan compensation	Non-qualified deferred compensation earnings	All other compensation	Total
Alexander Buehler	63,000	73,500					136,500
Peyton Boswell	38,000	36,750	-	-	-	-	74,750
Richard Meeusen	42,500	36,750	-	-	-	-	79,250
Martin Kunz	31,500	36,750					68,250

(1)

Our independent directors are entitled to cash compensation of $31,500 per year, the Chairman of our Board is entitled to an additional $31,500 per year, the Chairman of our Audit Committee is entitled to an additional $11,000 per year and the Chairman of our Compensation Committee is entitled to an additional $6,500 per year.

(2)

These amounts represent the aggregate grant date fair value for stock awards granted in 2024, computed in accordance with FASB ASC Topic 718. As such, these amounts do not correspond to the compensation actually realized by each director for the period.

Our Bylaws, effective January 1, 2012, state that the Board may pay to directors a fixed sum for attendance at each meeting of the Board or of a standing or special committee, a stated retainer for services as a director, a stated fee for serving as a chair of a standing or special committee and such other compensation, including benefits, as the Board or any standing committee thereof shall determine from time to time. Additionally, the Directors may be paid their expenses of attendance at each meeting of the Board or of a standing or special committee.

2024 PAY VERSUS PERFORMANCE TABLE AND SUPPORTING NARRATIVE

The following table and supporting narrative contain information regarding “compensation actually paid” to our named executive officers and the relationship to company performance.

Pay Versus Performance Table

									Value of $100 fixed investment
Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1)	Summary Compensation table Total for PEO ($) (2)	Compensation Actually Paid to PEO ($) (2)	Summary Compensation Table Total for PEO ($) (3)	Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (4)	Total Shareholder Return ($)	Net Income

2024	N/A	N/A	N/A	N/A	$940,887	$588,830	$231,940	$59,349	$4.03	($10)
2023	N/A	N/A	N/A	N/A	$940,811	$1,034,727	$574,941	$621,491	$7.45	(-9)
2022	$425,266	$1,757	$773,954	$613,373	$771,962	$659,462	$770,746	$675,158	$6.64	($-14)

(1)	Reflects compensation for our former Chief Executive Officer, Sune Mathiesen, who served as our Principal Executive Officer (PEO) for part of 2022.

(2)	Reflects compensation for our former Chief Executive Officer, Alexander Buehler, who served as our Principal Executive Officer (PEO) for part of 2022.

(3)	Reflects compensation for our Chief Executive Officer, Fei Chen, who served as our Principal Executive Officer (PEO) for part of 2022 and all of 2023 and 2024.

(4)	Reflects compensation for Simon Stadil in 2022 and 2023, and Simon Stadil and Phillip Massie Price in 2024, as shown in the Summary Compensation Table for each respective year.

To calculate “compensation actually paid” for our PEO and other NEOs the following adjustments were made to Summary Compensation Table total pay.

	PEO – Mathiesen	PEO – Buehler	PEO – Chen	Other NEO	PEO – Chen	Other NEO	PEO – Chen	Other NEO
Adjustments	2022	2022	2022	2022	2023	2023	2024	2024
Summary Compensation Table Total	$425,266	$773,954	$771,962	$770,746	$940,811	$574,941	$940,887	$231,940
Deduction for amount reported in “Stock Awards” column of the Summary Compensation Table	($41,600)	($549,164)	($350,000)	($375,000)	($363,248)	($130,769)	(374,449)	($85,734)
Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding	$30,400	$388,187	$237,500	$279,412	$412,893	$149,870	$196,602	$12,668
Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding	($188,470)	$0	$0	$0	$19,271	$22,672	(167,309)	$0
Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY	$0	$396	$0	$0	$25,000	$6,005	($6,901)	$2,258
Reduction of fair value of awards granted during prior FY that were forfeited during applicable FY, determined as of prior FY end (1)	($223,839)	$0	$0	$0	$0	$0	$0	($101,784)
Compensation Actually Paid	$1,757	$613,373	$659,462	$675,158	$1,034,727	$621,491	$588,830	$59,349

Values for fiscal years 2022 and 2023 have been updated to reflect the impact of the reverse stock split that occurred in May 2023. The equity awards included above comprise of restricted share units granted from 2019 through 2024. Measurement date equity fair values are calculated with assumptions derived on a basis consistent with those used for grant date fair value purposes. Restricted stock units are valued based on the stock price on the relevant measurement date.

Compensation Actually Paid Versus Company Performance

The following charts provide a clear, visual description of the relationships between “compensation actually paid” to our PEOs, and the average for our non-PEO NEOs, to aspects of our financial performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

The following discussion relates to types of transactions involving our Company and any of our executive officers, directors, director nominees or five percent (5%) stockholders, each of whom we refer to as a “related party.” For purposes of this discussion, a “related-party transaction” is a transaction, arrangement or relationship:

●	in which we participate;

●	that involves an amount in excess of the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and

●	in which a related party has a direct or indirect material interest.

From January 1, 2024 through the date of this Proxy Statement, there have been no related-party transactions, except for the executive officer and director compensation arrangements described in the “Compensation of Executive Officers and Directors” section of this Proxy Statement.

Policies and Procedures for Related Party Transactions

Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, must first be presented to our Audit Committee for review, consideration and approval. All of our directors, executive officers and employees will be required to report to our Audit Committee any such related-party transaction. In approving or rejecting the proposed agreement, our Audit Committee will consider the requirements of the Nevada Revised Statutes and any other applicable law and the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee will approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good-faith exercise of its discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 8, 2025, certain information regarding the beneficial ownership of our Common Stock, the only class of capital stock we have currently outstanding, of (i) each director and “named executive officers” (as defined in the section titled “Executive Compensation — Summary Compensation Table”) individually, (ii) all directors and executive officers as a group, and (iii) each person known to us to be the beneficial owner of more than 5% of Common Stock. In accordance with the rules of the SEC, “beneficial ownership” includes voting or investment power with respect to securities. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned (2)	Percentage of Common Stock Beneficially Owned (3)
Directors and NEOs
Alexander Buehler	467,623	4.9%
Fei Chen	511,614	5.3%
Peyton Boswell	121,305	1.3%
Richard Meeusen	67,281	*
Martin Kunz	48,918	*
Phillip Massie Price	13,748	*
David Kowalczyk	-	*
All executive officers and directors as a group (7 persons)	1,230,489	12.8%

5% Stockholders:
Bleichroeder LP (4)	3,182,239	33.1%
Laurence W. Lytton (5)	959,642	9.9%
Ben Andrews (6)	959,642	9.9%

*	Less than one percent.

(1)	Unless otherwise indicated, the address for each person listed above is: c/o LiqTech Holding A/S, Industriparken 22C, DK-2750 Ballerup, Denmark.

(2)

Under the rules and regulations of the SEC, beneficial ownership includes (i) shares actually owned, (ii) shares underlying preferred stock, options and warrants that are currently exercisable and (iii) shares underlying options and warrants that are exercisable within 60 days of April 8, 2025. All shares beneficially owned by a particular person under clauses (ii) and iii) of the previous sentence are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Based on 9,606,024 shares issued and outstanding as of April 8, 2025.

(4)

Bleichroeder LP is the beneficial owner of 3,182,239 shares of Common Stock, or 33.1%, of the Common Stock outstanding. Bleichroeder LP also beneficially own warrants representing the right to acquire up to an aggregate of 6,832,379 shares of Common Stock, however the exercise of such warrants is subject to a beneficial ownership limitation of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the shares issuable upon exercise of such warrants. If there was no 9.99% limit on the exercise of the warrants, Bleichroeder LP would be deemed to be the beneficial owners of 10,014,618 shares (including 6,832,379 shares that would be issuable upon exercise of the warrants beneficially owned by the Bleichroeder LP), representing 60.9% of the outstanding shares of Common Stock. In the Schedule 13D/A filed by Bleichroeder Holdings LP with the SEC on March 28, 2025, Bleichroeder LP, Bleichroeder Holdings LLC and Andrew Gundlach each report sole voting power and sole dispositive power over 3,182,239 shares of Common Stock. Bleichroeder’s address is 1345 Avenue of the Americas, 47th Floor, New York, NY 10105.

(5)

Laurence W. Lytton is deemed to be the beneficial owner of 959,642 shares of Common Stock, or 9.99%, of the Common Stock outstanding. The 959,642 shares include 757,324 shares of Common Stock and 202,318 shares of Common Stock issuable upon exercise of warrants. Mr. Lytton also beneficially owns additional warrants representing the right to acquire up to an aggregate of 3,152,682 shares of Common Stock, however the exercise of such warrants is subject to a beneficial ownership limitation of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the shares issuable upon exercise of such warrants. If there was no 9.99% limit on the exercise of warrants, Laurence W. Lytton would be deemed to be the beneficial owner of 4,112,324 shares of Common Stock, representing 31,7% of the outstanding shares of Common Stock. Mr. Lytton’s address is 467 Central Park West, New York, NY 10025.

(6)

Ben Andrews is deemed to be the beneficial owner of 959,642 shares of Common Stock, or 9.99%, of the Common Stock outstanding. In the Schedule 13G filed by Mr. Andrews with the SEC on February 11, 2025, Mr. Andrews reports sole voting power and sole dispositive power over 852,600 shares of Common Stock. The 959,642 shares include 852,600 shares of Common Stock and 107,042 shares of Common Stock issuable upon exercise of warrants. Mr. Andrews also beneficially owns additional warrants representing the right to acquire up to an aggregate of 567,958 shares of Common Stock, however the exercise of such warrants are subject to a beneficial ownership limitation of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the shares issuable upon exercise of such warrants. If there was no 9.99% limit on the exercise of warrants, Mr. Andrews would be deemed to be the beneficial owner of 1,527,600 shares of Common Stock, representing 14.9% of the outstanding shares of Common Stock. Mr. Andrews’ address is 1307 NW 52nd Terrace, Gainesville, FL 32605.

We know of no arrangements, including pledges, by or among any of the forgoing persons, the operation of which could result in a change of control of the Company.

OTHER MATTERS

Delivery of Documents to Stockholders Sharing an Address

Only one Proxy Statement or Notice of Availability is being delivered to two or more security holders who share an address, unless the Company has received contrary instruction from one or more of the security holders. The Company will promptly deliver, upon written or oral request, a separate copy of the Proxy Statement or Notice of Availability to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Proxy Statement or Notice of Availability, or if in the future you would like to receive multiple copies of information, proxy statements, or annual reports, or if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company by writing to us at Industriparken 22C, DK2750 Ballerup, Denmark or by telephone at +45 3131-5941.

Submission of Stockholder Proposals

Stockholder Proposals

If you wish to have a proposal included in our proxy statement and form of proxy for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by us at our principal executive offices no later than December 22, 2025, which is 120 calendar days before April 21, 2025 (unless the date of the 2026 Annual Meeting is changed by more than 30 days from the one year anniversary date of the Meeting, in which case the deadline is a reasonable time before the Company begins to print and send its proxy materials). A proposal which is received after that date, or which otherwise fails to meet the requirements for stockholder proposals established by the SEC, will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (I) by or at the direction of the Board or (II) by any stockholder of the Company who is a stockholder of record at the time of giving the notice provided for in Section 1.11(b) of the Bylaws, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in Section 1.11(b) of the Bylaws.

For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice shall have been delivered to or mailed and received at the principal executive offices of the Company not less than 60 days (which for the 2026 Annual Meeting is April 6, 2026) nor more than 90 days (which for the 2026 Annual Meeting is March 7, 2026) prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is called for a date that is not within 30 days before such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Company no later than the later of (i) 70 days prior to the date of the meeting or (ii) the 10th day following the day on which public announcement of the date of the meeting was made. With respect to special meetings of stockholders, such notice must be delivered to the Secretary not more than 90 days prior to such meeting and not later than the later of (y) 60 days prior to such meeting or (z) 10 days following the date on which public announcement of the date of such meeting is first made by the Company. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting:

(i)	the information required to be disclosed in solicitations of proxies with respect to the matter pursuant to Regulation 14A of the Exchange Act;

(ii)	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(iii)	the name and address, as they appear on the Company’s books, of the stockholder proposing such business and any Stockholder Associated Person (defined below) covered by clauses (iv) and (v) below;

(iv)

(A) the class and number of shares of the Company which are, directly or indirectly, held of record or are beneficially owned by such stockholder or by any Stockholder Associated Person, (B) any Derivative Positions (defined below) held or beneficially held by the stockholder or any Stockholder Associated Person, (C) any rights to dividends of the Company that are separable from the underlying shares of the Company held by the stockholder or any Stockholder Associated Person, (D) any proportionate interest in the Company’s securities held by a partnership in which the stockholder or any Stockholder Associated Person is a general partner, either directly or indirectly, (E) any performance-related fees that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the Company’s securities, and (F) whether and the extent to which any hedging (including any short-interest positions) or other transaction or series of transactions have been entered into by or on behalf of such stockholder or any Stockholder Associated Person, or any other agreement, arrangement or understanding has been made by or on behalf of such stockholder or any Stockholder Associated Person, if the effect of or intent of any of the foregoing is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to Company’s securities; and

(v)

any material interest of the stockholder or any Stockholder Associated Person in such business, including all arrangements, agreements and understandings with the stockholder or Stockholder Associated Person in connection with the proposed business.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a stockholder meeting except as shall have been brought before the meeting in accordance with the procedures set forth in Section 1.11(b) of the Bylaws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of Section 1.11(b) of the Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Section 1.11(b) of the Bylaws.

“Stockholder Associated Person” of any stockholder means (x) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (y) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder and (z) any person controlling, controlled by or under common control with such Stockholder Associated Person.

“Derivative Position” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise.

Advance Notice of Director Nominations by Stockholders

With respect to the nomination of directors, only persons who are nominated in accordance with the procedures set forth in Section 1.11(a) of the Company’s Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of the Company may be made at a meeting of stockholders (1) pursuant to the Company’s notice of meeting, (2) by or at the direction of the Board or (3) by any stockholder of the Company who is a stockholder of record at the time of the giving of notice provided for in Section 1.11(a) of the Bylaws, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in Section 1.11(a) of the Bylaws. The foregoing clause shall be the exclusive means for a stockholder to make any nomination of a person or persons for the election to the Board at an annual meeting or special meeting of the stockholders.

Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days (which for the 2026 Annual Meeting is April 6, 2026) nor more than 90 days (which for the 2026 Annual Meeting is March 7, 2026) prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Company no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was made. With respect to special meetings of stockholders, such notice must be delivered to the Secretary not more than 90 days prior to such meeting and not later than the later of (i) 60 days prior to such meeting or (ii) 10 days following the date on which public announcement of the date of such meeting is first made by the Company. For purposes of Section 1.11(a) of the Bylaws, public disclosure of the date of a forthcoming meeting may be made by the Company not only by giving formal notice of the meeting, but also by notice to a national securities exchange (if the Company’s Common Stock is then listed on such exchange), by filing a report under Section 13 or 15(d) of the Exchange Act (if the Company is then subject thereto), by mailing to stockholders, or by a general press release. Such stockholder’s notice shall set forth:

(i)

as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(ii)	as to the stockholder giving the notice:

(A)	the name and address, as they appear on the Company’s books, of such stockholder and any Stockholder Associated Person (defined below) covered by clause (B) below,

(B)

(1) the class and number of shares of the Company which are, directly or indirectly, held of record or are beneficially owned by such stockholder or by any Stockholder Associated Person, (2) any Derivative Positions (defined below) held or beneficially held by the stockholder or any Stockholder Associated Person, (3) any rights to dividends of the Company that are separable from the underlying shares of the Company held by the stockholder or any Stockholder Associated Person, (4) any proportionate interest in the Company’s securities held by a partnership in which the stockholder or any Stockholder Associated Person is a general partner, either directly or indirectly, (5) any performance-related fees that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the Company’s securities, and (6) whether and the extent to which any hedging (including any short-interest positions) or other transaction or series of transactions have been entered into by or on behalf of such stockholder or any Stockholder Associated Person, or any other agreement, arrangement or understanding has been made by or on behalf of such stockholder or any Stockholder Associated Person, if the effect of or intent of any of the foregoing is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to Company’s securities, and

(C)	any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Affiliated Person has the right to vote any security of the Company.

At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in Section 1.11(a) of the Bylaws.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of Section 1.11(a) of the Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Section 1.11(a) of the Bylaws. Notwithstanding anything to the contrary therein, no provision of the Bylaws shall be deemed to prohibit or restrict the ability of the Board to fill vacancies in the membership of the Board of the Company pursuant to NRS §78.335 or pursuant to any other statutory or contractual right of the Board of the Company to fill any such vacancy.

Universal Proxy Rules

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide timely notice by the same deadline disclosed above in “—Advance Notice of Director Nominations by Stockholders” and include in the notice the information required by Rule 14a-19(b) under the Exchange Act.

Stockholder Communications

The Board welcomes communications from our stockholders. Stockholders who wish to communicate with the Board, or to the independent directors of the Board, may send a letter to Alexander Buehler, Chairman of the Board, at Industriparken 22C, DK2750 Ballerup, Denmark. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters should identify the author as a security holder. All such letters will be reviewed by Mr. Buehler and submitted to the entire Board, or to an executive session of the independent directors, as applicable, no later than the next regularly scheduled Board meeting.

As of the date of this Proxy Statement, the Board has no knowledge of any business which will be presented for consideration at the Meeting other than the election of the Nominees, the approval of the Authorized Share Increase and the ratification of Sadler. Should any other matter be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains the reports, proxy and information statements and other information regarding the Company that we have filed electronically with the SEC. The address of the SEC’s internet site is http://www.sec.gov.

Annual Report

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which has been filed with the SEC pursuant to the Exchange Act, is being mailed to you along with this Proxy Statement. Additional copies of this Proxy Statement and/or the Annual Report, as well as copies of any Quarterly Report, may be obtained without charge upon written request to LiqTech International, Inc. at Industriparken 22C, DK2750 Ballerup, Denmark or on the SEC’s internet website at http://www.sec.gov.

Annex A

AMENDMENT NO. 1

TO

LIQTECH INTERNATIONAL, INC.

2022 EQUITY INCENTIVE PLAN

The LiqTech International, Inc. 2022 Equity Incentive Plan (the “Plan”) is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

1.	Section 4.1 of the Plan shall be deleted in its entirety and replaced with the following:

4.1

Subject to adjustment under Section 15, the total number of Shares authorized to be awarded under the Plan shall not exceed 2,500,000. Shares issued under the Plan shall consist in whole or in part of authorized but unissued Shares, treasury Shares, or Shares purchased on the open market or otherwise, all as determined by the Company from time to time.

2.	All other provisions of the Plan remain in full force and effect, other than any provision that conflicts with the terms and spirit of this amendment.

Adopted by the Board of Directors on April 4, 2025

Adopted by the Shareholders on _____________

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 4, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 4, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71406-P32518 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

LIQTECH INTERNATIONAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Alexander Buehler
02) Fei Chen
03) Peyton Boswell
04) Richard Meeusen
05) Martin Kunz

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. To ratify Sadler, Gibb & Associates, LLC as the independent registered accountants for LiqTech International, Inc. (the "Company") for the fiscal year ending December 31, 2025.	☐	☐	☐
3. To approve an amendment to the Company's 2022 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,500,000 shares of common stock.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V71407-P32518

PROXY
LIQTECH INTERNATIONAL, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 5, 2025

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Fei Chen and Alexander Buehler, individually or either of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of Common Stock of the Company which the stockholder(s) would be entitled to vote on all matters which may come before the Annual Meeting of Stockholders to be held at 3:00 p.m., CET on Thursday, June 5, 2025, and at any adjournment or adjournments thereof, at the corporate headquarters of the Company at Industriparken 22C, DK 2750 Ballerup, Denmark.

This proxy will be voted in accordance with the instructions indicated on the reverse side of this card. If no instructions are given, this proxy will be voted FOR the proposals and in the proxies' discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

Continued and to be signed on reverse side